Exhibit 4.1

CNH WHOLESALE MASTER NOTE TRUST

as Issuer

and

JPMORGAN CHASE BANK, N.A.

as Indenture Trustee

SERIES 2005-1 INDENTURE SUPPLEMENT

dated as of June 29, 2005
to
INDENTURE

dated as of September 1, 2003

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions
Section 1.02	Governing Law
Section 1.03	Counterparts
Section 1.04	Ratification of Indenture
Section 1.05	Consents and Planned Amendments and Other Actions

ARTICLE II	THE SERIES 2005-1 NOTES

Section 2.01	Creation and Designation
Section 2.02	Form of Delivery; Depository; Denominations
Section 2.03	Delivery and Payment

ARTICLE III	ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01	Allocations of Series 2005-1 Available Interest Amount
Section 3.02	Amounts to be Treated as Series 2005-1 Available Interest Amount; Other Deposits to the Interest Funding Account
Section 3.03	Allocations of Reductions from Investor Charge-Offs to the Series 2005-1 Available Subordinated Amount and the Collateral Amount
Section 3.04	Allocations of Reimbursements of the Collateral Amount Deficit and the Series 2005-1 Available Subordinated Amount
Section 3.05	Deposits of Principal Collections to the Collection Account During the Revolving Period; Application of Series 2005-1 Available Principal Amounts
Section 3.06	Computation of Reductions to the Collateral Amount and the Series 2005-1 Available Subordinated Amount from Reallocations of Series 2005-1 Available Principal Amounts
Section 3.07	Targeted Deposits of Series 2005-1 Available Principal Amounts to the Principal Funding Account
Section 3.08	Amounts to be Treated as Series 2005-1 Available Principal Amounts; Other Deposits to Principal Funding Account
Section 3.09	Withdrawals from Interest Funding Account
Section 3.10	Withdrawals from Principal Funding Account
Section 3.11	Limit on Repayment of the Series 2005-1 Notes

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Section 3.12	Calculation of Collateral Amount of Series 2005-1 Notes and Series 2005-1 Available Subordinated Amount
Section 3.13	Payments to Noteholders
Section 3.14	Sale of Receivables for Accelerated Notes
Section 3.15	Calculation Agent; Determination of LIBOR
Section 3.16	Excess Available Interest Amount Sharing
Section 3.17	Excess Available Principal Amount Sharing
Section 3.18	Computation of Interest
Section 3.19	Variable Accumulation Period
Section 3.20	Payment Instructions and Monthly Noteholders’ Report
Section 3.21	Limited Recourse
Section 3.22	Prefunding

ARTICLE IV	EARLY AMORTIZATION OF NOTES

Section 4.01	Early Amortization Events

ARTICLE V	ACCOUNTS AND INVESTMENTS

Section 5.01	Accounts

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This SERIES 2005-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), by and between CNH WHOLESALE MASTER NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and JPMorgan Chase Bank, N.A., a national banking association (the “Indenture Trustee”), is made and entered into as of June 29, 2005.

Pursuant to this Indenture Supplement, the Issuer shall create a new Series and shall specify the principal terms thereof.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01                                Definitions.  For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2)                                  all other terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture and, if not defined in the Indenture, have the meanings assigned to them in the Transfer and Servicing Agreement, as applicable;

(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)                                  all references in this Indenture Supplement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

(5)                                  in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

(6)           except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2005-1 Notes and no other Series; and

(7)           “including” and words of similar import will be deemed to be followed by “without limitation.”

“Accumulation Period” means the period from and including the Accumulation Period Commencement Date and terminating on the earlier of (i) the Payment Date on which the Adjusted Outstanding Dollar Principal Amount is reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

“Accumulation Period Commencement Date” means December 1, 2007, or, if the Servicer makes an election pursuant to Section 3.19, the earlier or later date selected by the Servicer pursuant to Section 3.19.

“Accumulation Period Length” means the number of full Collection Periods between the Accumulation Period Commencement Date and the Scheduled Final Payment Date.

“Adjusted Outstanding Dollar Principal Amount” means the Outstanding Dollar Principal Amount, less any amounts on deposit (other than Investment Earnings) in the Principal Funding Account.

“Aggregate Series Available Interest Amount Shortfall” means the sum of the Series available interest amount shortfalls (as such concept is defined in each of the related Indenture Supplements) for all Series, including the Series 2005-1 Available Interest Amount Shortfall.

“Aggregate Series Available Principal Shortfall” means the sum of the Series available principal amount shortfalls (as such concept is defined in the related Indenture Supplements) for all Series, including the Series 2005-1 Available Principal Amount Shortfall.

“Authorized Officer” is defined in the Indenture.

“Backup Servicer” means Systems & Services Technologies, Inc., a Delaware corporation.

“Backup Servicer Account” is defined in the Backup Servicing Agreement.

“Backup Servicer Fees” is defined in the Backup Servicing Agreement.

“Backup Servicing Agreement” means the backup servicing agreement, dated as of March 26, 2004, among the Servicer, the Transferor, the Issuer and the Backup Servicer.

“Calculation Agent” is defined in Section 3.15.

“Class A Monthly Interest” is defined in Section 3.01(c).

“Class A Note Initial Principal Balance” means $698,489,000.

“Class A Note Principal Balance” means, on any Determination Date, an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A Rate” means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.11%.

“Class B Monthly Interest” is defined in Section 3.01(d).

“Class B Note Initial Principal Balance” means $51,511,000.

“Class B Note Principal Balance” means, on any Determination Date, an amount equal to (a) the Class B Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit B.

“Class B Rate” means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.40%.

“Collateral Amount” means, with respect to the Series 2005-1 Notes the amount calculated pursuant to Section 3.12(a).  The initial Collateral Amount is $750,000,000.

“Controlled Accumulation Amount” means (i) the Outstanding Dollar Principal Amount as of the Accumulation Period Commencement Date, divided by (ii) the Accumulation Period Length.

“Controlled Deposit Amount” means, with respect to any Payment Date, the excess of (i) the Controlled Accumulation Amount plus portions of Controlled Accumulation Amounts, if any, that were to be deposited on a prior Payment Date but were not so deposited over (ii) any funds in the Excess Funding Account that are allocable to the Series 2005-1 Notes and have not been deposited into the Principal Funding Account as of such Payment Date.

“Dealer Overconcentration Amount” means the sum of the Dealer Overconcentrations.

“Dealer Overconcentrations” on any Payment Date means, with respect to any Main Dealer, the excess, if any, of:

(a)                                  the aggregate of all amounts of Principal Receivables due from the Main Dealer on the last day of the Collection Period immediately preceding such Payment Date; over

(b)                                 (i) 4.50% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to the Main Dealer that has an Account with the highest outstanding principal balance, (ii) 2.25% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to either of the two Main Dealers with Accounts with the second and third highest outstanding principal balances, or (iii) 2.00% of the Pool Balance on the last day of the immediately preceding Collection Period, with respect to any other single Main Dealer.

“Early Amortization Period” means the period from and including the date on which a Series 2005-1 Early Amortization Event occurs and terminating on the earliest of (i) the Payment Date on which the Outstanding Dollar Principal Amount has been reduced to zero, (ii) the Legal Final Maturity Date and (iii) if such Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences pursuant to Section 4.01.

“Fitch” means Fitch, Inc.

“Indenture” means the Indenture, dated as of September 1, 2003, between the Issuer and JPMorgan Chase Bank, N.A., formerly known as JPMorgan Chase Bank, as Indenture Trustee, as amended, restated and supplemented from time to time.

“Interest Funding Account” means the Qualified Account designated as such and established pursuant to Section 5.01(a).

“Interest Payment Date” means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day.  The initial Interest Payment Date is August 15, 2005.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Closing Date) to but excluding such current Interest Payment Date.

“Investment Earnings” means, for any Payment Date, all interest and earnings on Eligible Investments included in the Reserve Fund or the Principal Funding Account, as applicable (net of losses and investment expenses) during the period commencing on and including the Payment Date immediately preceding such Payment Date and ending on but excluding such Payment Date.

“Investor Charge-Off” means, with respect to any Payment Date, the aggregate amount, if any, by which the sum of (i) the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for the preceding Collection Period exceeds the Series 2005-1 Available Interest Amount for such Payment Date available after giving effect to clauses (a), (b), (c) and (d) of Section 3.01.

“Investor Default Amount” means, an amount equal to the product of (a) the Defaulted Amount times (b) the Series 2005-1 Floating Allocating Percentage.

“Investor Uncovered Dilution Amount” means an amount equal to the product of (x) the Series 2005-1 Floating Allocating Percentage for the related Collection Period, times (y) the aggregate Investor Dilution Amount occurring during that Collection Period as to which any deposit is required to be made to the Excess Funding Account pursuant to Section 3.09 of the Transfer and Servicing Agreement but has not been made; provided, that,  if the Transferor Amount is greater than zero at the time the deposit referred to in clause (y) is required to be made, the Investor Uncovered Dilution Amount for such amount to be deposited shall be deemed to be zero.

“Legal Final Maturity Date” means the Payment Date in June 15, 2011.

“LIBOR” means, with respect to any Interest Period, the London interbank offered rate determined in accordance with Section 3.15.

“LIBOR Business Day” means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

“LIBOR Determination Date” means, with respect to any Interest Period, the second LIBOR Business Day preceding such Interest Period.

“Monthly Backup Servicing Fee” means the product of (a) a fraction, the numerator of which is the Series 2005-1 Security Amount and the denominator of which is the aggregate of the Security Amounts for all Series, including the 2005-1 Security Amount and (b) the Backup Servicer Fees.

“Monthly Payment Rate” means, for a Collection Period, the percentage obtained by dividing Principal Collections for such Collection Period by the Pool Balance on the first day of the related Collection Period.

“Monthly Servicing Fee” means 1/12  times the result of (a) 1% times (b) the Collateral Amount provided that with respect to any Successor Servicer under the Transfer and Servicing Agreement, the Monthly Servicing Fee for each Collection Period shall be equal to the greater of (a) 1/12th of 1.00% of the Collateral Amount as of the first day of such Collection Period, and (b) $7,500.

“Moody’s” means Moody’s Investors Service, Inc.

“Outstanding Dollar Principal Amount” means, on any Determination Date, an amount equal to the sum of the Class A Note Principal Balance and the Class B Note Principal Balance.

“Paying Agent” means, initially, the Indenture Trustee.

“Payment Date” means, with respect to the Notes, any Principal Payment Date or any Interest Payment Date.

“Principal Funding Account” means the Qualified Account designated as such and established pursuant to Section 5.01(a).

“Principal Payment Date” means, the Scheduled Final Payment Date or, upon the acceleration of the Series 2005-1 Notes following an Event of Default or the occurrence of a Series 2005-1 Early Amortization Event, each Interest Payment Date occurring after such acceleration or Series 2005-1 Early Amortization Event.

“Rating Agency” means, with respect to the Series 2005-1 Notes, each of Moody’s, S&P and Fitch.

“Receivables Sales Proceeds” means, with respect to the Series 2005-1 Notes, the proceeds of the sale of Receivables with respect to such Series pursuant to Section 3.14.  Receivables Sales Proceeds do not constitute Available Principal Amounts.

“Record Date” means, with respect to any Payment Date, (i) if the Series 2005-1 Notes are Global Notes, the day immediately preceding such Payment Date and (ii) if the Series 2005-1 Notes are definitive Notes, the last day of the calendar month ending before such Payment Date.

“Reference Banks” means four major banks engaged in transactions in the London interbank market, selected by the Calculation Agent for the purpose of determining LIBOR.

“Rental Overconcentration Amount” on any Payment Date means the excess, if any, of:

(a)           the aggregate of all amounts of Principal Receivables relating to Equipment in a rent-to-own program or purchased by a Dealer for its rental business on the last day of the Collection Period immediately preceding such Payment Date; over

(b)           15% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

“Required Pool Percentage” means 107%.

“Reserve Fund” means the Qualified Account designated as such and established pursuant to Section 5.01(a).

“Reserve Fund Available Amount” means, for any Payment Date, the amount on deposit in the Reserve Fund (other than Investment Earnings) on such date, but before giving effect to any deposit made or to be made to the Reserve Fund on such date).

“Reserve Fund Required Amount” means for any Payment Date, an amount equal to the lesser of (a) 2.00% of the initial Outstanding Dollar Principal Amount and (b) the Outstanding Dollar Principal Amount on such Payment Date.

“Revolving Period” means the period beginning at the close of business on the Series 2005-1 Closing Date, and terminating at the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may recommence upon the termination of an Early Amortization Period pursuant to Section 4.01.

“Scheduled Final Payment Date” means the Payment Date in June 15, 2008.

“Series 2005-1” means the Series the terms of which are specified in this Indenture Supplement.

“Series 2005-1 Accounts” is defined in Section 5.01(a).

“Series 2005-1 Available Amount” means, with respect to each Payment Date, the sum of the Series 2005-1 Available Interest Amount and the Series 2005-1 Available Principal Amount, for such Payment Date.

“Series 2005-1 Available Interest Amount” means, with respect to any Payment Date, the sum of (a) the Available Interest Amount allocated to Series 2005-1 pursuant to Section 5.01 of the Indenture and (b) any amounts to be treated as part of the Series 2005-1 Available Interest Amount pursuant to Section 3.02(a).

“Series 2005-1 Available Interest Amount Shortfall” means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Sections 3.01(a) through (i) for such Payment Date over (ii) the Series 2005-1 Available Interest Amount (excluding amounts to be treated as part of the Series 2005-1 Available Interest Amount pursuant to Section 3.16(a) for such Payment Date).

“Series 2005-1 Available Principal Amount” means, with respect to each Payment Date, the sum of (a) the Available Principal Amount allocated to Series 2005-1 pursuant to Section 5.02 of the Indenture, (b) Series 2005-1 Excess Funding Amount allocated to Series 2005-1 on that Payment Date, (c) any amounts to be treated as part of the Series 2005-1 Available Principal Amount pursuant to Section 3.01(e) and (d) any amounts allocated pursuant to Section 3.01(g).

“Series 2005-1 Available Principal Amount Shortfall” means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Section 3.07 over (ii) the Series 2005-1 Available Principal Amount (excluding amounts to be treated as part of the Series 2005-1 Available Principal Amount pursuant to Section 3.17(a) for such Payment Date); provided, that the Issuer, when authorized by an Officer’s Certificate, may amend or otherwise modify this definition of Series 2005-1 Available Principal Amount Shortfall with evidence that the Rating Agency Condition has been satisfied with respect thereto.

“Series 2005-1 Available Subordinated Amount” means the amount calculated pursuant to Section 3.12(b). The Series 2005-1 Available Subordinated Amount as of the Series 2005-1 Closing Date is $74,175,000.

“Series 2005-1 Closing Date” means June 29, 2005.

“Series 2005-1 Collateral Amount Deficit” means the amount by which (x) the Adjusted Outstanding Dollar Principal Amount, exceeds (y) the Collateral Amount.

“Series 2005-1 Early Amortization Event” means the occurrence of any of the events specified in Section 12.01 of the Indenture and Section 4.01.

“Series 2005-1 Excess Funding Amount” means, as of any date, the product of:  (a) the amount on deposit in the Excess Funding Account on that date; times (b) a fraction (i) whose numerator is the Series 2005-1 Security Amount; and (ii) whose denominator is the aggregate of the Series Security Amounts of all Series, including Series 2005-1, if applicable, that are being allocated a portion of the funds in the Excess Funding Account on that date.

“Series 2005-1 Floating Allocation Percentage” means, for any Payment Date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2005-1 Security Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the preceding Collection Period, and (b) the sum of the Series Security Amounts for all Series, including Series 2005-1 on that day.

“Series 2005-1 Incremental Subordinated Amount” on any Determination Date, will equal the product obtained by multiplying:

(i)                                     a fraction, the numerator of which is the Series 2005-1 Security Amount, calculated without including the Series 2005-1 Incremental Subordinated Amount, and the denominator of which is the greater of (1) the Pool Balance on the last day of the preceding Collection Period and (2) the sum of the amounts in the numerator used to calculate the incremental subordinated amount for all Series, and

(ii)                                  the excess, if any, of

(a)                                  the sum of (x) the Dealer Overconcentration Amount, the Used Equipment Overconcentration Amount, the Rental Overconcentration Amount and (y) the aggregate amount of Ineligible

Receivables and, without duplication, any other Receivables transferred to the Issuer that are not Eligible Receivables, on the Determination Date, over

(b)                                 the aggregate amount of Ineligible Receivables and, without duplication, any other Receivables transferred to the Issuer that are not Eligible Receivables, and Receivables in Accounts containing Dealer Overconcentrations, Used Equipment Overconcentration Amounts or Rental Overconcentration Amounts in each case that during the preceding Collection Period became Defaulted Receivables and that may be reassigned from the Issuer;

whereas for purposes of this definition, the definition of “Eligible Receivable” in the Transfer and Servicing Agreement is modified by replacing clauses (q) through (s) of that definition of “Eligible Receivable” with the following replacement clauses:

(q)                                 the outstanding principal balance of which, when added to the Pool Balance, does not result in a Rental Overconcentration Amount;

(r)                                    the outstanding principal balance of which, when added to the Pool Balance, does not result in a Dealer Overconcentration; and

(s)                                  the outstanding principal balance of which, when added to the Pool Balance, does not result in a Used Equipment Overconcentration Amount.

“Series 2005-1 Monthly Interest” is defined in Section 3.01(c).

“Series 2005-1 Monthly Principal” is defined in Section 3.07.

“Series 2005-1 Noteholder” means a Person in whose name a Series 2005-1 Note is registered in the Note Register or the bearer of any Series 2005-1 Note in Bearer Note form (including a Global Note in bearer form), as the case may be.

“Series 2005-1 Notes” means either or both of the Class A Notes and the Class B Notes, as the context requires.

“Series 2005-1 Principal Allocation Percentage” for any Payment Date means the percentage equivalent, which may never exceed 100%, of a fraction the numerator of which is the Series 2005-1 Security Amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Amortization Period has commenced, as of the last day of the Collection Period that preceded the commencement of the earlier to occur of the Accumulation Period or an Early Amortization Period, as applicable; and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (b) the sum of the Series Security Amounts for all Series as of the last day of the immediately preceding Collection Period, except that for any Series that is amortizing, repaying or accumulating principal, the Series Security Amount of that

Series will be the Series Security Amount as of the last day of the Collection Period that preceded the commencement of the amortization, repayment or accumulation, as applicable.

“Series 2005-1 Required Subordinated Amount” is equal to (i) the greater of (a) zero and (b) the product of (1) the Series 2005-1 Subordinated Percentage times (2) the Collateral Amount, plus (ii) the Series 2005-1 Incremental Subordinated Amount.  Section 3.11(b) of the Indenture does not apply to this definition.

“Series 2005-1 Security Amount” means, at the time of determination, the amount equal to the sum of (i) the Collateral Amount at such time and (ii) the Series 2005-1 Available Subordinated Amount at such time.

“Series 2005-1 Subordinated Percentage” means 9.89%.

“Series 2005-1 Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount is reduced to zero, (b) the Legal Final Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Shared Excess Available Interest Amount” means, with respect to any Payment Date with respect to any Series, either (i) the Series 2005-1 Available Interest Amount for such Payment Date available after application in accordance with Sections 3.01(a) through (j) or (ii) the amounts allocated to the Notes of other Series that the applicable Indenture Supplements for such Series specify are to be treated as “Shared Excess Available Interest Amount.”

“Shared Excess Available Principal Amount” means, with respect to any Payment Date and any Series, either (i) the Series 2005-1 Available Principal Amount for such Payment Date applied as Shared Excess Available Principal Amounts in accordance with Section 3.05 or (ii) the amounts allocated to the notes of other Series that the Indenture Supplements for such Series specify are to be treated as “Shared Excess Available Principal Amounts.”

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Telerate Page 3750” means the display page so designated as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace that page on that service, or any other service that may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for Dollar deposits).

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of September 1, 2003, among the Transferor, the Servicer and the Issuer, as amended, restated and supplemented from time to time.

“Used Equipment Overconcentration Amount” on any Payment Date means the excess, if any, of:

(a)                                  the aggregate amounts of all Principal Receivables relating to used Equipment on the last day of the Collection Period immediately preceding such Payment Date; over

(b)                                 30% of the aggregate Pool Balance on the last day of the immediately preceding Collection Period.

Section 1.02                                Governing Law.  THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03                                Counterparts.  This Indenture Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04                                Ratification of Indenture.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 1.05                                Consents and Planned Amendments and Other Actions.  For the purposes of Section 10.02 of the Indenture for clause (a) of this section and for the purposes of Section 10.07 of the Indenture for clauses (b) and (c) of this section each Noteholder is deemed by having purchased a Note to have consented to:

(a)  the amendments to the Transfer and Servicing Agreement, the Indenture and all Indenture Supplements dated as of a date prior to the date of this Indenture Supplement listed in Schedule I;

(b)  the assignment of the Servicer’s rights, duties and obligations under the Transfer and Servicing Agreement to New Holland Credit Company, LLC, if the Servicer should decide to make such an assignment; and

(c)  an amendment to delete the second to the last sentence in Section 2.05(a) of the Transfer and Servicing Agreement.

ARTICLE II

THE SERIES 2005-1 NOTES

Section 2.01                                Creation and Designation.

(a)                                  There is hereby created and designated a Series to be issued pursuant to the Indenture and this Indenture Supplement to be known as “CNH Wholesale Master Note Trust

Asset Backed Notes Series 2005-1” or the “Series 2005-1 Notes.”  The Series 2005-1 Notes will be issued in two classes, known as the Series 2005-1 Class A Floating Rate Asset-Backed Notes and the Series 2005-1 Class B Floating Rate Asset-Backed Notes.

(b)                                 The Series 2005-1 Notes shall not be subordinated to any other Series.

Section 2.02                                Form of Delivery; Depository; Denominations.

(a)                                  The Series 2005-1 Notes, upon original issuance, shall be delivered in the form of Global Notes and Registered Notes as provided in Sections 2.02 and 3.01(g) of the Indenture, respectively.

(b)                                 The Depository for the Series 2005-1 Notes shall be The Depository Trust Company, and the Series 2005-1 Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)                                  The Series 2005-1 Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

Section 2.03                                Delivery and Payment.  The Issuer shall execute and deliver the Series 2005-1 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2005-1 Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

ARTICLE III

ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01                                Allocations of Series 2005-1 Available Interest Amount.  On each Payment Date, the Indenture Trustee will apply the Series 2005-1 Available Interest Amount as follows:

(a)                                  first, to pay the Monthly Backup Servicing Fee, plus the amount of any Monthly Backup Servicing Fee previously due but not distributed to the Backup Servicer on a prior date, shall be distributed to the Backup Servicer;

(b)                                 second, to pay the Monthly Servicing Fee, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior date, shall be distributed to the Servicer;

(c)                                  third, for deposit into the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Rate applicable to the related Interest Period, times (C) the Class A Note Principal Balance determined as of the Record Date preceding the related Payment Date (the “Class A Monthly Interest”), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(c) as of prior Interest Periods over the aggregate amount of interest paid to the Class A Noteholders pursuant to this Section 3.01(c) in respect of such prior Interest Periods, together with interest at the Class A Rate on such delinquent amount, to the extent permitted by applicable law;

(d)                                 fourth, to deposit into the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Rate applicable to the related Interest Period, times (C) the Class B Note Principal Balance determined as of the Record Date preceding the related Payment Date (the “Class B Monthly Interest” and collectively with the Class A Monthly Interest, the “Series 2005-1 Monthly Interest”), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(d) as of prior Interest Periods over the aggregate amount of interest paid to the Series 2005-1 Noteholders pursuant to this Section 3.01(d) in respect of such prior Interest Periods, together with interest at the Class B Rate on such delinquent amount, to the extent permitted by applicable law;

(e)                                  fifth, to be treated as part of the Series 2005-1 Available Principal Amount for application in accordance with Section 3.05 in an amount equal to (i) the Investor Default Amount, if any, (ii) the Investor Uncovered Dilution Amount, if any, and (iii) the Series 2005-1 Collateral Amount Deficit, if any, in each case for the preceding Collection Period;

(f)                                    sixth, (i) an amount up to the excess, if any, of the Reserve Fund Required Amount over the Reserve Fund Available Amount shall be deposited into the Reserve Fund or, (ii) for each Payment Date from the month preceding the Accumulation Period through the last Payment Date occurring in the Accumulation Period, an amount up to the excess, if any, of 125% of the Reserve Fund Required Amount over the Reserve Fund Available Amount shall be deposited into the Reserve Fund;

(g)                                 seventh, an amount equal to the excess of the Series 2005-1 Required Subordinated Amount over the Series 2005-1 Available Subordinated Amount will be distributed to the Transferor to increase the Series 2005-1 Available Subordinated Amount by the amount so distributed;

(h)                                 eighth, during an Early Amortization, any Series 2005-1 Available Interest Amounts that remain after giving effect to the preceding clauses in this section, shall be deposited into the Principal Funding Account for payment to the Series 2005-1 Noteholders in an amount up to the Collateral Amount of the Series 2005-1 Notes;

(i)                                     ninth, to pay the Backup Servicer, any accrued and unpaid Monthly Backup Servicing Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed under clause (a) of this section, Section 4.02(e) of the Indenture, Section 3.05(f), and to the extent not reimbursed pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursed pursuant to any other Indenture Supplements;

(j)                                     tenth, any Series 2005-1 Available Interest Amounts that remain after giving effect to each of the preceding clauses in this section and reimbursement of waived

Monthly Servicing Fees, if any, to be treated as Shared Excess Available Interest Amount for application in accordance with Section 3.16;

Section 3.02           Amounts to be Treated as Series 2005-1 Available Interest Amount; Other Deposits to the Interest Funding Account.  (a)  Amounts to be Treated as Series 2005-1 Available Interest Amount.  For the avoidance of doubt, the Non-Principal Receivables included in the Available Interest Amount for purposes of allocations to Series 2005-1 pursuant to Section 5.01 of the Indenture shall include any payments made by CNH America LLC, a Delaware limited liability company, or any other manufacturer of Equipment to compensate for interest-free or reduced interest periods granted to Dealers.  In addition to the Available Interest Amount (including any Reallocated Yield Amounts) allocated to Series 2005-1 pursuant to Section 5.01 of the Indenture, the following amounts shall be treated as part of the Series 2005-1 Available Interest Amount for application in accordance with this Article III.

(i)            Investment Earnings. Any Investment Earnings with respect to the Principal Funding Account and the Reserve Fund for any Payment Date will be treated as part of the Series 2005-1 Available Interest Amount for such Payment Date.

(ii)           Shared Excess Available Interest Amount. Any Shared Excess Available Interest Amount allocable to Series 2005-1 will be treated as part of the Series 2005-1 Available Interest Amount pursuant to Section 3.16(a).

Section 3.03           Allocations of Reductions from Investor Charge-Offs to the Series 2005-1 Available Subordinated Amount and the Collateral Amount.  On each Payment Date when there is an Investor Charge-Off with respect to the related Collection Period, such Investor Charge-Off will be allocated on that date to the Series 2005-1 Available Subordinated Amount and the Collateral Amount as set forth in this Section 3.03.

(a)                                  First, the amount of such Investor Charge-Off will be allocated to the Series 2005-1 Available Subordinated Amount in an amount equal to lesser of (i) such Investor Charge-Off and (ii) the Series 2005-1 Available Subordinated Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series 2005-1 Available Principal Amount on such date).  In such case, the Series 2005-1 Available Subordinated Amount will be reduced by an amount equal to the portion of such Investor Charge-Off Amount that is allocated to the Series 2005-1 Available Subordinated Amount pursuant to this clause (a); provided, that no such allocation will reduce the Series 2005-1 Available Subordinated Amount below zero.

(b)                                 Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series 2005-1 Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Collection Period over the amount of the reduction of the Series 2005-1 Available Subordinated Amount pursuant to clause (a) above and (ii) the Collateral Amount (computed prior to giving effect to such reduction and any reallocations of Series 2005-1 Available Principal Amounts on such date).  In such case, the Collateral Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series 2005-1 Notes pursuant to this clause (b); provided, that no such allocation will reduce the Collateral Amount below zero.

Section 3.04                                Allocations of Reimbursements of the Collateral Amount Deficit and the Series 2005-1 Available Subordinated Amount.  If, as of any Payment Date, there is any Series 2005-1 Available Interest Amount available pursuant to Section 3.01(e) or (h) to reimburse any Series 2005-1 Collateral Amount Deficit or to increase the Series 2005-1 Available Subordinated Amount as of such Payment Date, such funds will be allocated as follows:

(a)                                  first, to the Collateral Amount, but in no event will the Collateral Amount be increased above the Adjusted Outstanding Dollar Principal Amount; and

(b)                                 second, to the Series 2005-1 Available Subordinated Amount, but in no event will the Series 2005-1 Available Subordinated Amount be increased above the Series 2005-1 Available Subordinated Amount calculated as if there had been no reduction of the Series 2005-1 Available Subordinated Amount pursuant to Section 3.03 or 3.06.

Section 3.05                                Deposits of Principal Collections to the Collection Account During the Revolving Period; Application of Series 2005-1 Available Principal Amounts.  If on any day during the Revolving Period no other Series is then amortizing, repaying or accumulating principal and the Adjusted Pool Balance is not less than the Required Pool Balance on such day and the Transferor Amount is not less than the Trust Available Subordinated Amount on such day, the Servicer will distribute directly to the Transferor on each date of deposit the Series 2005-1 Noteholder’s share of Principal Collections.

On each Payment Date, the Indenture Trustee will apply the Series 2005-1 Available Principal Amount as follows:

(a)                                  first, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to Sections 3.01(a), 3.01(b) and 3.01(c), the Backup Servicer has not received all amounts due under Section 3.01(a), the Servicer has not received all amounts due under Section 3.01(b) or the Class A Notes have not received the full amount targeted to be deposited pursuant to Section 3.01(c) with respect to that Payment Date, then the Series 2005-1 Available Principal Amount will be paid to the Backup Servicer or to the Servicer, as applicable, and allocated to the Interest Funding Account and applied in the order of priority set forth in Section 3.01 in an amount equal to the lesser of the following amounts:

(i)                                     the amount of the deficiency of amounts due and payable to the Backup Servicer and the Servicer under Sections 3.01(a) and 3.01(b), respectively, and the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account pursuant to Section 3.01(c); and

(ii)                                  the Series 2005-1 Security Amount, less the Class A Note Principal Balance (determined after giving effect to the application of the Investor Charge-Off pursuant to Section 3.03);

(b)                                 second, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to Section 3.01(d), the Class B Notes have not received the full amount targeted to be deposited pursuant to Section 3.01(d) with respect to that Payment Date, then the

Series 2005-1 Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

(i)                                     the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

(ii)                                  the Series 2005-1 Available Subordinated Amount (determined after giving effect to the application of the Investor Charge-Off pursuant to Section 3.03);

(c)                                  third, if Series 2005-1 is in its Accumulation Period, the Indenture Trustee will deposit the Controlled Deposit Amount, to the extent of any remaining Series 2005-1 Available Principal Amounts, into the Principal Funding Account;

(d)                                 fourth, if Series 2005-1 is in an Early Amortization Period, the Indenture Trustee will deposit any remaining Series 2005-1 Available Principal Amounts into the Principal Funding Account for payment to the Series 2005-1 Noteholders in an amount up to the Collateral Amount of the Series 2005-1 Notes, to the extent of the Series 2005-1 Security Amount (determined after giving effect to any other allocations or deposits on that date);

(e)                                  fifth, the Indenture Trustee will make a deposit into the Reserve Fund to the extent that the Reserve Fund Available Amount is less than the Reserve Fund Required Amount after giving effect to any deposits made from the Series 2005-1 Available Interest Amount to the Reserve Fund for that Payment Date, but only to the extent that the Series 2005-1 Available Subordinated Amount exceeds zero prior to such deposit;

(f)                                    sixth, to pay to the Backup Servicer, any accrued and unpaid Backup Servicer Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed after application of Section 4.02(e) of the Indenture, Section 3.01(i), and to the extent not reimbursed pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursed pursuant to any other Indenture Supplements; and

(g)                                 seventh, any remaining Series 2005-1 Available Principal Amounts after giving effect to the preceding clauses in this section will be treated as Shared Excess Available Principal Amounts.

Section 3.06                                Computation of Reductions to the Collateral Amount and the Series 2005-1 Available Subordinated Amount from Reallocations of Series 2005-1 Available Principal Amounts.

(a)                                  Each reallocation of a portion of the Series 2005-1 Available Principal Amounts that is deposited to the Interest Funding Account or the Reserve Account pursuant to Section 3.05(a), 3.05(b) and 3.05 (e) and the amount of Investor
Charge-Offs not covered by Series 2005-1 Available Interest Amounts will reduce the Series 2005-1 Available Subordinated Amount; provided, that such reduction shall not reduce the Series 2005-1 Available Subordinated Amount below zero (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

(b)                                 Each reallocation of a portion of the Series 2005-1 Available Principal Amounts that is deposited to the Interest Funding Account or the Reserve Account pursuant to Section 3.05(a), 3.05(b) and 3.05 (e) and the amount of Investor
Charge-Offs not covered by Series 2005-1 Available Interest Amounts in excess of the amounts applied pursuant to clause (a) in this section that reduce the Series 2005-1 Available Subordinated Amount to zero will reduce the Collateral Amount; provided, that the amount of such reduction shall not reduce the Collateral Amount below zero (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

Section 3.07                                Targeted Deposits of Series 2005-1 Available Principal Amounts to the Principal Funding Account.  The Series 2005-1 Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment Date will be (i) the amount determined pursuant to clause (a) or (b) of this section for such Payment Date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, and (ii) any targeted deposit pursuant to clause (i) for any prior Payment Date to the extent not previously deposited, but in no case more than the Collateral Amount (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2005-1 Available Principal Amounts on such date, such amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment date, “Series 2005-1 Monthly Principal”).

(a)                                  Budgeted Deposits.  Subject to Section 3.07(b), with respect to each Principal Payment Date, beginning with the Accumulation Period Commencement Date, the targeted deposit to be made into the Principal Funding Account will be the Controlled Deposit Amount for the related Payment Date.

(b)                                 Event of Default, Early Amortization Event, Other Optional or Mandatory Redemption.  If the Series
2005-1 Notes have been accelerated during a Collection Period after the occurrence of an Event of Default, or if a Series 2005-1 Early Amortization Event occurs during a Collection Period, or with respect to the Collection Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series 2005-1 Notes, the targeted deposit for the Series 2005-1 Notes with respect to the Payment Date following such Collection Period and each following Payment Date is equal to the Collateral Amount (after taking into effect any reallocations and Investor Charge-Offs), for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full.

Section 3.08                                Amounts to be Treated as Series 2005-1 Available Principal Amounts; Other Deposits to Principal Funding Account.  The following deposits and payments will be made on the following dates:

(a)                                  Amounts to be Treated as Series 2005-1 Available Principal Amounts. In addition to the Available Principal Amounts allocated to the Series 2005-1 Notes pursuant to Section 5.02 of the Indenture, any portion of the Series 2005-1 Available Interest Amount that is allocated pursuant to Section 3.01(e) or Section 3.01(h) shall be treated as part of the Series 2005-1 Available Principal Amounts for application in accordance with Section 3.05.

(b)                                 Withdrawals from Excess Funding Account.  During the Accumulation Period or the Early Amortization Period, the withdrawal of the Series 2005-1 Excess Funding Amount from the Excess Funding Account pursuant to Section 4.02(d) of the Indenture will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

Section 3.09                                Withdrawals from Interest Funding Account.  Withdrawals made pursuant to this Section 3.09 with respect to the Series 2005-1 Notes will be made from the Interest Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.01 and 3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

(a)                                  Withdrawals for Series 2005-1 Notes.  On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series 2005-1 Notes shall be paid to the Paying Agent for payment, first, to the Class A Noteholders on the related Interest Payment Date in the amount set forth in Section 3.01(c) and, second, to the Class B Noteholders on the related Interest Payment Date in the amount set forth in Section 3.01(d).

(b)                                 Payment to the Transferor.  After payment in full of the Collateral Amount of the Series 2005-1 Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Transferor.

Section 3.10                                Withdrawals from Principal Funding Account.  Withdrawals made pursuant to this Section 3.10 with respect to the Series 2005-1 Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.01 and Section 3.05.  In no event will the amount of the withdrawal be more than the amount then on deposit in the Principal Funding Account.

(a)                                  Withdrawals for the Series 2005-1 Notes.  On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full.

(b)                                 Payment to the Transferor.  Upon payment in full of the Collateral Amount of the Series 2005-1 Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Transferor.

Section 3.11                                Limit on Repayment of the Series 2005-1 Notes.  No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series 2005-1 Notes in excess of the Collateral Amount.

Section 3.12                                Calculation of Collateral Amount of Series 2005-1 Notes and Series 2005-1 Available Subordinated Amount.

(a)           On or prior to each Payment Date the Issuer shall calculate the Collateral Amount, which shall be the following amount:

(i)            as of the Closing Date, the initial Outstanding Dollar Principal Amount; and

(ii)           thereafter, an amount equal to, without duplication:

(A)          the Collateral Amount immediately after the prior Determination Date, plus

(B)           the share of all reimbursements of the Collateral Amount Deficit pursuant to Section 3.01(e) that is allocated to the Collateral Amount pursuant to Section 3.04(a) since the prior Determination Date, minus

(C)           the share of all reallocations of the Series 2005-1 Available Principal Amount pursuant to Section 3.05(a) and 3.05(b) that is allocated to the Collateral Amount pursuant to Section 3.06(b) since the prior Determination Date, minus

(D)          the amount of the reduction of the Collateral Amount of the Series 2005-1 Notes resulting from an allocation of an Investor Charge-Off pursuant to Section 3.03(b) since the prior Determination Date, minus

(E)           the amount (other than Investment Earnings) deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior Determination Date, minus

(F)           the amount of Series 2005-1 Available Principal Amount deposited into the Reserve Fund pursuant to Section 3.05(e) that is allocated to the Collateral Amount pursuant to Section 3.06(b) since the prior Determination Date, minus

(G)           the amount of all payments of principal on the Series 2005-1 Notes without duplicating the reductions due to any related deposits to the Principal Funding Account;

provided, that (1) the Collateral Amount may never be less than zero, (2) the Collateral Amount may never be greater than the Adjusted Outstanding Dollar Principal Amount and (3) if the Series 2005-1 Noteholders have caused a sale of Receivables pursuant to Section 3.14, then the Collateral Amount of Series 2005-1 Notes the Series 2005-1 will be zero.

(b)           On or prior to each Payment Date the Issuer shall calculate the Series 2005-1 Available Subordinated Amount, which shall be an amount equal to, without duplication, the lower of:

(i)            as of the first Determination Date, the initial Available Subordinated Amount; and

(ii)           thereafter, as of each subsequent Determination Date, an amount equal to, without duplication, the lower of:

(x)            the Series 2005-1 Required Subordinated Amount on such Determination Date; and

(y)           an amount equal to:

(A)          the Series 2005-1 Available Subordinated Amount for the prior Payment Date, plus

(B)           the amount of all increases to the Series 2005-1 Available Subordinated Amount pursuant to Section 3.01(g) that is allocated to the Series 2005-1 Available Subordinated Amount pursuant to Section 3.04(b) since the prior Determination Date, minus

(C)           the share of all reallocations of the Series 2005-1 Available Principal Amount pursuant to Section 3.05(a), (b), and (e) that is allocated to the Series 2005-1 Available Subordinated Amount pursuant to Section 3.06(a) since the prior Determination Date, minus

(D)          the amount of the reduction of the Series 2005-1 Available Subordinated Amount resulting from an allocation of Investor Charge-Offs pursuant to Section 3.03(a) since the prior Determination Date, minus

(E)           the Series 2005-1 Incremental Subordinated Amount for the prior Payment Date, plus

(F)           the Series 2005-1 Incremental Subordinated Amount for the current Payment Date, plus

(G)           the amount of Series 2005-1 Available Principal Amount deposited into the Reserve Fund pursuant to Section 3.05(e) that is allocated to the Series 2005-1 Available Subordinated Amount pursuant to Section 3.06(a) since the prior Determination Date, plus

(H)          any increases made by the Transferor pursuant to the following paragraph;

provided, that the Series 2005-1 Available Subordinated Amount shall never be less than zero and, after the Outstanding Dollar Principal Amount has been reduced to zero, the Series 2005-1 Available Subordinated Amount shall be zero; provided, further, that the Transferor shall have the right, but not the obligation, to increase the Series 2005-1 Available Subordinated Amount so long as the aggregate amount of such increases does not exceed 3.50% of the initial Outstanding Dollar Principal Amount.

Section 3.13           Payments to Noteholders.

(a)           All payments of principal, interest or other amounts to the Series 2005-1 Noteholders will be made pro rata based on the Outstanding Dollar Principal Amount of their Series 2005-1 Notes.

(b)           Any installment of interest or principal, if any, payable on any Series 2005-1 Noteholders which is punctually paid or duly provided for by the Servicer, the Issuer or the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Series 2005-1 Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that (i) with respect to Series 2005-1 Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with regard to any payments of interest or principal made pursuant to Section 3.09(b) or 3.10(b), respectively, payment shall be made by wire transfer in immediately available funds to the account designated by the Transferor.

(c)           The right of the Series 2005-1 Noteholders to receive payments from the Issuer or Transferor will terminate on the first Business Day following the Series 2005-1 Termination Date.

Section 3.14           Sale of Receivables for Accelerated Notes.

(a)           If the Series 2005-1 Notes have been accelerated pursuant to Section 7.02 of the Indenture following an Event of Default, each Series 2005-1 Noteholder may notify the Indenture Trustee in writing that it desires to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests in Principal Receivables and the related Non-Principal Receivables, in the amount described below.  The sale can only occur if at least one of the following conditions is met:

(i)            the Series 2005-1 Noteholders evidencing at least 90% of the Outstanding Dollar Principal Amount have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2005-1 Notes;

(ii)           the Majority Holders of the Series 2005-1 Notes have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2005-1 Notes and the net proceeds of the sale of Receivables pursuant to such sale (as described below) plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 2005-1 Notes; or

(iii)          (1) the Servicer determines that the funds to be allocated to the Series 2005-1 Notes, including (x) the Series 2005-1 Available Interest Amount and Series 2005-1 Available Principal Amounts and (y) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 2005-1 Notes as those payments would have become due if the obligations had not been declared due and payable and (2) Series 2005-1 Noteholders evidencing at least 66 2/3% of the Outstanding Dollar Principal Amount have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables in respect of their Series 2005-1 Notes.

If any of the conditions as provided in the preceding paragraph are met, the Issuer will sell Principal Receivables and the related Non-Principal Receivables (or interests therein)  on behalf of all Series 2005-1 Noteholders, whether or not they have actually requested that the Issuer sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount not exceeding the Series 2005-1 Security Amount and the proceeds of that sale, but only up to the Collateral Amount will be available to pay the Outstanding Dollar Principal Amount plus any past due interest on the Series 2005-1 Notes; provided, that the selection procedure used to determine which Principal Receivables are to be sold shall not be materially adverse to any other Series.  The proceeds of such sale shall be applied in accordance with Section 7.06 of the Indenture, and proceeds distributable to the Series
2005-1 Noteholders shall be distributed in the priorities set forth in Section 3.09(a) and 3.10(a), on the related Payment Date.  The Series 2005-1 Noteholders shall maintain their rights in their Series 2005-1 Notes until such Noteholders present their Series 2005-1 Notes to the Issuer in accordance with Section 7.06 of the Indenture.

(b)           If the Collateral Amount is greater than zero on the Legal Final Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Final Maturity Date), the Issuer will sell Principal Receivables and the related Non-Principal Receivables on the Legal Final Maturity Date in an amount not exceeding the Series 2005-1 Security Amount and the proceeds of that sale, but only up to the Collateral Amount will be available to pay the Outstanding Dollar Principal Amount plus any past due interest on the Series 2005-1 Notes.

(c)           Sales proceeds received with respect to the Series 2005-1 Notes pursuant to clause (b) above, but only in an amount up to the Collateral Amount, will be allocated in the following priority:

(i)            first, to be deposited in the Principal Funding Account, an amount up to the Collateral Amount of the Series 2005-1 Notes immediately before giving effect to such deposit, for payment, first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full and, second, to the Class B Noteholders on the related Payment Date until the Class B Note Principal Balance has been paid in full; and

(ii)           second, to be deposited in the Interest Funding Account, the balance of such sales proceeds.

(d)           Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this Section 3.14 and the final payment of the Series 2005-1 Notes pursuant to Section 5.03 of the Indenture, will be treated as part of the Series 2005-1 Available Interest Amount.

Section 3.15           Calculation Agent; Determination of LIBOR.

(a)           The Issuer hereby agrees that for so long as any Series 2005-1 Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the “Calculation Agent”).  The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to promptly determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates.  The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed and having accepted such appointment.

(b)           On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR to equal the offered rate for Unites States dollar deposits for one month (or, solely for purposes of determining LIBOR for the first Interest Period as described in the following paragraph, a two-month period) that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the Interest Period. If that rate appears on Telerate Page 3750, LIBOR will be that rate.  If on any LIBOR Determination Date the offered rate does not appear on Telerate page 3750, the Calculation Agent will request each of the Reference Banks, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month (or, solely for purposes of determining LIBOR for the first Interest Period as described in the following paragraph, a two-month period) to prime banks in the London interbank market as of 11:00 A.M., London time, on the date.  If at least two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations.  If on that date fewer than two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month.  If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

With respect to the Series 2005-1 Notes, LIBOR for the first Interest Period will be determined by straight-line interpolation, based on the actual number of days in the period from the Series 2005-1 Closing Date through and including August 14, 2005, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.

(c)           The Class A Rate and Class B Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at (212) 623-5600 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2005-1 Noteholder from time to time.

(d)           On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee, by facsimile transmission, notification of LIBOR for the following Interest Period.

Section 3.16           Excess Available Interest Amount Sharing.

(a)           The Shared Excess Available Interest Amount allocable to Series 2005-1 on any Payment Date shall be treated as part of the Series 2005-1 Available Interest Amount for such Payment Date.

(b)           The Shared Excess Available Interest Amount allocable to Series 2005-1 with respect to any Payment Date means an amount equal to the Series 2005-1 Available Interest Amount Shortfall, if any, for such Payment Date; provided, that if the aggregate amount of Shared Excess Available Interest Amount for all Series for such Payment Date is less than the Aggregate Series Available Interest Amount Shortfall for such Payment Date, then the Shared Excess Available Interest Amount allocable to Series 2005-1 on such Payment Date shall equal the product of (i) Shared Excess Available Interest Amount for all Series and (ii) a fraction, the numerator of which is the Series Available Interest Amount Shortfall with respect to Series 2005-1 for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Interest Amount Shortfall for all Series for such Payment Date.

(c)           Any Shared Excess Available Interest Amount that are not required to be applied to make a payment or deposit in respect of a Series shall be paid to the Transferor.

Section 3.17           Excess Available Principal Amount Sharing.

(a)           The Shared Excess Available Principal Amount allocable to Series 2005-1 on any Payment Date shall be treated as Series 2005-1 Available Principal Amounts for such Payment Date.

(b)           The Shared Excess Available Principal Amount allocable to Series 2005-1 with respect to any Payment Date means an amount equal to the Series Available Principal Amount Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections), if any, with respect to Series 2005-1 for such Payment Date; provided, that if the aggregate amount of Shared Excess Available Principal Amounts for all Series for such Payment Date is less than the Aggregate Series Available Principal Amounts Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) for such Payment Date, then Shared Excess Available Principal Amounts allocable to Series 2005-1 on such Payment Date shall equal the product of (i) Shared Excess Available Principal Amounts for all Series and (ii) a fraction, the numerator of which is the Series Available Principal Amounts Shortfall (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) with respect to Series 2005-1 for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Principal Amounts Shortfall for all Series (but not to cover charge-offs, uncovered dilution amounts or amounts initially required to be covered by interest collections) for such Payment Date.

(c)           Any Shared Excess Available Principal Amounts not required to be applied to make a payment or deposit in respect of a Series shall be deposited into the Excess Funding Account to the extent that the Adjusted Pool Balance is less than the Required Pool Balance or the Transferor Amount is less than the Trust Available Subordinated Amount and any amount remaining thereafter paid to the Transferor.

Section 3.18           Computation of Interest.

(a)           Interest on the Series 2005-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.

(b)           Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period to but excluding the last day of such period.

Section 3.19           Variable Accumulation Period.

The Servicer may elect, by written notice to the Indenture Trustee, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this Section 3.19; provided, that the Accumulation Period shall commence no later than the first day of the Collection Period ending immediately prior to the Scheduled Final Payment Date. Any such election by the Servicer shall be made not later than the first day of the last scheduled Collection Period of the Revolving Period (including any prior shortening and/or extension of the Revolving Period pursuant to this Section 3.19).  The Issuer or the Servicer may make such election only if the following conditions are satisfied:

(i)            the Servicer shall have delivered to the Indenture Trustee a certificate to the effect that the Servicer reasonably believes that the delay in the commencement of the Accumulation Period would not result in the Outstanding Dollar Principal Amount not being paid in full on the Scheduled Final Payment Date;

(ii)           the Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any Series then outstanding to be lowered or withdrawn; and

(iii)          the amount to be deposited in the Principal Funding Account in respect of Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the

Accumulation Period may be delayed pursuant to this Section 3.19 and (ii) elect to delay the Accumulation Period pursuant to this Section 3.19.

In addition, the Servicer may, by written notice to the Indenture Trustee, elect to accelerate the start of the Accumulation Period and thereby shorten the Revolving Period, if the Servicer believes that doing so would be appropriate due to the payment rate on the Receivables and/or other factors.

Section 3.20           Payment Instructions and Monthly Noteholders’ Report.  Notwithstanding anything in the Indenture or herein to the contrary, the Issuer may amend the form of Payment Instruction for the Series 2005-1 Notes and the Series 2005-1 Schedule to Monthly Noteholders’ Statement from time to time without the consent of the Indenture Trustee or any Noteholder with evidence that the Rating Agency Condition has been satisfied with respect thereto.

Section 3.21           Limited Recourse.  The obligations of the Issuer under this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith are solely the obligations of the Issuer as a trust and the obligations of the Issuer to pay any amounts hereunder or thereunder (including under any of the Transaction Documents) shall be limited solely to the application of amounts available pursuant to this Indenture Supplement.  The obligations of the Transferor under this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor in connection herewith or therewith are solely the obligations of the Transferor and the obligations of the Transferor to pay any amounts hereunder or thereunder (including under any of the Transaction Documents)  shall be limited solely to the application of amounts available pursuant to this Indenture Supplement.  No recourse shall be had for the payment of any fee or any other obligation or claim arising out of or based upon this Indenture Supplement, the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer or the Transferor in connection herewith or therewith (including any of the Transaction Documents) against any holder of a Trust Certificate, employee, officer, director, incorporator, agent or trustee of the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor.

Section 3.22           Prefunding.  Up to $100,000,000 of the proceeds from the issuance of Series 2005-1 may be deposited into the Excess Funding Account as a form of prefunding. If any proceeds are deposited into the Excess Funding Account, then at all times during the prefunding period, a portion of the balance on deposit in the Excess Funding Account will be deemed to constitute a prefunding balance. That portion will initially equal the amount of proceeds deposited. Each time that the balance on deposit in the Excess Funding Account falls below the prefunding balance, the prefunding balance will be deemed to decrease by an amount equal to the decline in the balance in the Excess Funding Account until the prefunding balance reaches zero.  Subsequent increases in the Excess Funding Account balance will not increase the prefunding balance. If the prefunding balance is not reduced to zero by September 1, 2005, then the remaining prefunding balance (to the extent not allocated to make principal payments on any other outstanding Series in accordance with the ordinary terms of the Excess Funding Account) will be applied to make principal payments on the Outstanding Series 2005-1 Notes, pro rata, on

September 15, 2005.  Any such proceeds applied to make principal payments on Series 2005-1 will be applied pro rata to the then Outstanding Class A Notes and Class B Notes.

ARTICLE IV

EARLY AMORTIZATION OF NOTES

Section 4.01           Early Amortization Events.  In addition to the events identified as Early Amortization Events in Section 12.01 of the Indenture, each of the following events will also be an Early Amortization Event with respect to the Series 2005-1 Notes:

(1)           failure on the part of the Transferor, the Servicer or the Originator, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment and any other required payments to the Excess Funding Account) required by the terms of the Transfer and Servicing Agreement or the Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made therein, or (ii) with respect to any Series, to deliver a Payment Date Statement within five Business Days of the day such item is due to be delivered under the Transfer and Servicing Agreement, or (iii) to comply with its agreement not to create any Lien on a Receivable, or (iv) to observe or perform in any material respect any of its other covenants or agreements set forth in the Transfer and Servicing Agreement or the Receivables Purchase Agreement, which failure in the case of this clause (iv) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee or any Enhancement Provider;

(2)           any representation or warranty made by the Originator in the Receivables Purchase Agreement or by the Transferor in the Transfer and Servicing Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Transferor pursuant to Section 2.01, 2.05, 2.07 or 2.08 of the Transfer and Servicing Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee and (ii) as a result of such incorrectness the interests of the Noteholders are materially and adversely affected throughout the 60 day period; provided, that an Early Amortization Event shall not be deemed to have occurred under this paragraph if the Transferor has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(3)                                  the occurrence of an Insolvency Event relating to CNH Global N.V., CNH America LLC, the Transferor or the Originator;

(4)                                  a failure by the Transferor to convey Receivables in Additional Accounts to the Issuer within five Business Days after the day on which it is required to convey such Receivables pursuant to the Transfer and Servicing Agreement;

(5)                                  on any Payment Date, the Series 2005-1 Available Subordinated Amount for such Payment Date is reduced to an amount less than the Series 2005-1 Required Subordinated Amount (as calculated without giving effect to any reductions or reinstatements, except for reductions due to deposits to the Principal Funding Account) on that Payment Date after giving effect to the distributions to be made on such Payment Date; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (5), any reduction of the Series 2005-1 Available Subordinated Amount resulting from reallocations of the Series 2005-1 Available Principal Amounts to pay interest on the Series 2005-1 Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

(6)                                  any Servicer Default occurs;

(7)                                  on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 14.00%;

(8)                                  the Outstanding Dollar Principal Amount is not repaid by the Scheduled Final Payment Date;

(9)                                  the Transferor or the Issuer becomes an “investment company” within the meaning of the Investment Company Act;

(10)                            the occurrence of an Event of Default; and

(11)                            the balance in the Excess Funding Account is greater than 30.00% of the Adjusted Pool Balance for any three consecutive Collection Periods.

Notwithstanding the foregoing in this Section 4.01, in the case of any event described in clause (1), (2) or (6) above, a Series 2005-1 Early Amortization Event will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series 2005-1 Noteholders holding Series 2005-1 Notes evidencing more than 50% of the Outstanding Dollar Principal Amount by written notice to the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee, if given by Series 2005-1 Noteholders, declare that a Series 2005-1 Early Amortization Event has occurred as of the date of that notice.  In the case of any Early Amortization Event described in Section 12.01(a) or (b) of the Indenture or any event described in clause (3), (4), (5), (7), (8), (9), (10) or (11) above, a Series 2005-1 Early Amortization Event shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2005-1 Noteholders immediately upon the occurrence of such event.

Notwithstanding the foregoing in this Section 4.01, if (x) an Early Amortization Period results from the failure by the Transferor to convey Receivables in Additional Accounts to the Issuer, as described in clause (4) above during the Revolving Period, (y) no other Early Amortization Event that has not been cured or waived in accordance with the Indenture has occurred, and (z) with evidence that the Rating Agency Condition has been satisfied with respect thereto, then the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables in Additional Accounts to the Issuer; provided, that the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred.

Notwithstanding the foregoing in this Section 4.01, if an Early Amortization Event (other than the Early Amortization Event specified in clause (3) above and any of the Early Amortization Events specified in Section 12.01(a) of the Indenture) has occurred and the scheduled termination of the Revolving Period has not occurred, the Indenture Trustee shall request from S&P a confirmation that the Rating Agency Condition has been satisfied with respect to such recommencement.  If the Indenture Trustee receives such confirmation and the Series 2005-1 Noteholders evidencing more than 50% of the Outstanding Dollar Principal Amount consent to the recommencement of the Revolving Period, the related Early Amortization Period shall terminate and the Revolving Period shall recommence; provided that no other Early Amortization Event that has not been cured or waived has occurred.

ARTICLE V

ACCOUNTS AND INVESTMENTS

Section 5.01           Accounts.

(a)           Accounts; Deposits to and Distributions from Accounts.  On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained the Qualified Accounts denominated as follows: the “Interest Funding Account”, the “Principal Funding Account” and the “Reserve Fund” (collectively, the “Series 2005-1 Accounts”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-1 Noteholders.  The Series 2005-1 Accounts constitute

Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2005-1 Noteholders.  If, at any time, the institution holding any Series 2005-1 Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new applicable Series 2005-1 Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series 2005-1 Account.  From the date such new Series 2005-1 Account is established, it will be a Series 2005-1 Account, bearing the name of the Series 2005-1 Account it has replaced.

(b)           Timing of Payments; Reserve Fund.  All payments to be made from time to time by the Indenture Trustee to Series 2005-1 Noteholders out of funds in the Series 2005-1 Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon, New York City time, on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in Article III.  Any amounts that are on deposit in the Reserve Fund after the earlier of the payment in full of the Outstanding Dollar Principal Amount and the Legal Final Maturity Date shall be distributed to the Transferor.   On the Series 2005-1 Closing Date, the Issuer will make a deposit into the Reserve Fund in an amount equal to $15,000,000.

(c)           Application of Amounts in Reserve Fund.  (A) If Series 2005-1 Available Interest Amounts are not sufficient to make the entire distributions required by Sections 3.01(a), 3.01(b), 3.01(c) or 3.01(d) above, the Indenture Trustee will withdraw funds from the Reserve Fund and apply those funds to complete such distributions to the Servicer or to the Class A Noteholders and Class B Noteholders pursuant to Section 3.09(a).  (B) In addition, if Series 2005-1 is in an Early Amortization Period and if the Series 2005-1 Available Interest Amounts are not sufficient to make the entire distributions required by Section 3.01(e) above, the Indenture Trustee will withdraw funds from the Reserve Fund and apply those funds to complete the distributions under that clause.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

CNH WHOLESALE MASTER NOTE TRUST,

By:	The Bank of New York, not in its individual
capacity, but solely as Owner Trustee

By:	/s/ Catherine Murray
Name: Catherine Murray
Title: Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Indenture Trustee and not in its individual capacity

By:	/s/ Keith Richardson
Name: Keith Richardson
Title: Attorney-in-Fact

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SCHEDULE I

AMENDMENTS TO TRANSFER AND SERVICING AGREEMENT,
INDENTURE AND INDENTURE SUPPLEMENTS

Amend the Transfer and Servicing Agreement as follows:

1.             Amend the definition of “Account” by inserting “(for so long as CNHCA is the Servicer)” after “Servicer” in the second sentence thereof.

2.             Amend the definition of “Defaulted Amount” by inserting “(for so long as CNHCA is the Servicer)” after “Servicer” in clause (b) thereof.

3.             Amend the definition of “Eligible Servicer” by inserting “, the Backup Servicer” after “Trustee” in the first line thereof.

4.             Amend the definition of “Reallocated Yield Percentage” by inserting “CNHCA as” after “by” in the first sentence thereof.

5.             Amend the definition of “Transferor Deposit Amount” by inserting “(for so long as CNHCA is the Servicer)” after “Servicer” in the second line thereof.

6.             Amend Section 2.07(b) by replacing the first parenthetical with “(or, at the Transferor’s direction and expense, the Servicer on its behalf with respect to clauses (i)-(iii), (viii) and (ix) thereof).

7.             Amend Section 3.01(a) to read as follows:

The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account and in accordance with the Floorplan Financing Guidelines.  The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing and subject to Section 6.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 6.01, (i) to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in the Payment Date Statement, (ii) to instruct the Indenture Trustee to take any action required or permitted under any Enhancement as set forth in the Payment Date Statement, (iii) to execute and deliver, on behalf of the Issuer for the benefit of the Noteholders and any Enhancement Provider, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and

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in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Commission and any state securities authority at the expense of and on behalf of the Issuer at the direction of the CNHCA as Administrator as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement, and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement; provided, that the Servicer shall notify the Indenture Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation.  The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  Notwithstanding the foregoing, the Backup Servicer as Successor Servicer shall have the right to terminate any prior or existing subservicing arrangement with or without cause.  In no event shall the Backup Servicer bear any expense in connection with such termination of any pre-existing subservicing arrangements.  Notwithstanding any provision herein to the contrary, any and all expenses incurred by the Successor Servicer associated with the commencement of enforcement proceedings under clause (iii) and any action under clause (iv) shall be fully reimbursable.

8.             Amend Section 3.01(b)(ii) so that it shall not apply to the Backup Servicer as Successor Servicer.

9.             Amend Section 3.01(d) to read as follows:

(d)           The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer, the Originators or any of the Beneficiaries.  Subject to compliance with all Requirements of Law, CNHCA as Servicer (or the Originator) may change the terms and provisions of the Floorplan Financing Agreements or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), but only if (i) as a result of such change, in the reasonable judgment of the CNHCA as Servicer or the Originator, as applicable, no Early Amortization Event will occur at any time and none of the Enhancement Providers, if any, or the Noteholders shall be adversely affected and (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the CNHCA as Servicer or the Originator, as applicable, which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change.

10.           Amend the second grammatical paragraph of Section 3.02 to read as follows:

The Servicer’s expenses include the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and including taxes imposed on the Servicer and expenses incurred in connection

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with distributions and reports to the Noteholders.  The Servicer shall be required to pay such expenses for its own account (other than expenses of enforcement proceedings in Section 3.01(c) when the Backup Servicer is acting as Successor Servicer, and other than expenses for filing financing statements or otherwise maintaining security interests as required under the Transaction Documents), and shall not be entitled to any payment therefor other than the Servicing Fee.

11.           Amend Section 3.03(a)(x) by substituting clause (A) in its entirety as follows:

“(A) sell, pledge, assign or transfer to any other Person, or grant, create, incur, suffer to exist or assume any Lien on, any Receivable sold and assigned to Issuer, whether now existing or hereafter created, or any interest therein, and Servicer shall defend the rights, title and interest of the Issuer, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer or”.

12.           Add the following sentence at the end of Section 3.03(c):

In no event shall the Backup Servicer as Successor Servicer be obligated to purchase any Receivables pursuant to this Section 3.03(c).

13.           Replace Section 3.04 in its entirety with the following:

“On or before each Payment Date, with respect to each outstanding Series, the Servicer shall deliver to the Indenture Trustee a Payment Date Statement for each Payment Date substantially in the form set forth in the related Indenture Supplement.  On or before each Payment Date, with respect to each outstanding Series, the Indenture Trustee  shall deliver any such report so received to any Enhancement Providers and the Rating Agencies.”

14.           Add the following new paragraph at the end of Section 3.06:

Notwithstanding this Section 3.06, if the Backup Servicer is then acting as the Successor Servicer, it shall only be required to provide a copy of its annual SAS 70 report and its audited financial statements.

15.           Add the following new proviso at the end of Section 5.02:

provided, that this Section 5.02 shall not apply to mergers or consolidations of the Backup Servicer in its capacity as Successor Servicer within JPMorgan Chase Bank, N.A.

16.           Replace Section 5.04 in its entirety with the following:

The Servicer shall indemnify and hold harmless the Issuer, the Indenture Trustee, and the Owner Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of fraud, negligence, material breach of any duty under the Agreement or willful misconduct arising out of the activities of the Servicer, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that the Servicer shall not indemnify the Issuer, the Indenture Trustee or the Owner Trustee if such acts, omissions or

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alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the Issuer, the Indenture Trustee or the Owner Trustee.  Notwithstanding the foregoing, the Servicer shall not indemnify the Issuer, the Indenture Trustee, the Owner Trustee or any Noteholder for any liabilities, cost or expense of the Issuer with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or the Noteholders in connection herewith to any taxing authority.

Any indemnification by the Backup Servicer as Successor Servicer under this Article V shall survive the termination of this Agreement and the resignation and removal of the Indenture Trustee or the Owner Trustee, as the case may be.

(c)           The indemnification obligations of any Servicer that resigns or whose rights and obligations are terminated pursuant to Section 6.01 shall survive such resignation or termination to the extent, and only to the extent, any costs, expenses, losses, damages, claims and liabilities were incurred solely as a result of any actions taken (or not taken) by, or events solely in the control of, such predecessor Servicer.

17.           Amend Section 5.05 to read as follows:

The Servicer Not To Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.  No such resignation shall become effective until the Backup Servicer, Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 hereof. The Backup Servicer shall become the Successor Servicer upon such resignation.  If there is no backup servicer engaged at the time to become the Successor Servicer and the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

18.           Add the following new sentence at the end of Section 5.06:

The Indenture Trustee and its agents shall give reasonable notice of any such inspection or audit and such inspection shall be conducted in a manner that does not cause undue disruption or interference with the Servicer’s business.

19.           Amend Section 5.07 by inserting “, and any Successor Servicer with CNHCA’s consent (which is not to be unreasonably withheld or delayed) may,” after “may” in the first sentence of such section.

20.           Add the following as a new Section 5.09:

SECTION 5.09.  Backup Servicer as Custodian.  The Backup Servicer shall act as custodian of documentation and other records relating to the Receivables only if it is simultaneously acting as Successor Servicer pursuant to this Agreement.

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21.           Add the following new proviso at the end of Section 6.01(f):

; provided, that the Backup Servicer, acting as Successor Servicer, may not be terminated for a Servicer Default set forth in Section 6.01(f).

22.           Amend paragraph  (b) of Section 6.02 to read as follows:

(b)           Upon its appointment, the Successor Servicer (including the Backup Servicer or the Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer (unless otherwise provided herein or in the Backup Servicing Agreement) by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.  Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement which it had received and reviewed in connection with its determination to continue as Backup Servicer under Section 3.6(b) of the Backup Servicing Agreement.

23.           Amend Section 7.01 to add the following language at the end thereof  “or, if the Backup Servicer is the Successor Servicer hereunder, on the day one week after the day on which the rights of all Series of Notes to receive payments from the Trust have terminated”.

24.           Add the following new paragraph (e) at the end of Section 8.02:

(e)           If the Backup Servicer is acting as the Successor Servicer, it  shall be reimbursed pursuant to Section 3.01(h) and 3.05(f) of the Series 2003-1 Indenture Supplement and Series 2003-2 Indenture Supplement or Section 3.01(i) or 3.05(e) of the Series 2003-3 Indenture Supplement for any costs incurred by it in performing its duties pursuant to this Section.

25.           Add the following new Section 8.18:

SECTION 8.18.  Miscellaneous.  The rights, protections, immunities and indemnities of the Backup Servicer set forth in the Backup Servicing Agreement shall apply to this Agreement as if set forth in full herein.

Amend each of the Indenture Supplements as follows, to the extent necessary:

26.           Add the following new definition in its correct alphabetical position to Section 1.01:

“Monthly Backup Servicing Fee” means the product of (a) a fraction, the numerator of which is this Series’ Security Amount and the denominator of which is the aggregate of the Security Amounts for all Series, including this Series’ Security Amount and (b) the Backup Servicer Fees.

27.           Add the following new proviso at the end of the definition of Monthly Servicing Fee in each of the Indenture Supplements:

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provided that with respect to any Successor Servicer under the Transfer and Servicing Agreement, the Monthly Servicing Fee for each Collection Period shall be equal to the greater of (a) 1/12th of 1.00% of the Collateral Amount as of the first day of such Collection Period, and (b) $7,500.

28.           Add the following as Section 3.01(h) of the Series 2003-1 Indenture Supplement and Series 2003-2 Indenture Supplement, and then re-number thereafter as Section 3.01(i) existing Section 3.01(h):

(h) (i) to the Backup Servicer, any accrued and unpaid Monthly Backup Servicing Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed under clause (a) of this section, Section 4.02(e) of the Indenture, Section 3.05(f), and to the extent not reimbursued pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursued pursuant to any other Indenture Supplements;

29.           Add the following as Section 3.05(f) of the Series 2003-1 Indenture Supplement and Series 2003-2 Indenture Supplement, and then re-number thereafter as Section 3.05(g) existing Section 3.05(f):

(f) (i) to the Backup Servicer, any accrued and unpaid Monthly Backup Servicing Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed after application of Section 4.02(e) of the Indenture, Section 3.01(h), and to the extent not reimbursued pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursued pursuant to any other Indenture Supplements;

30.           Add the following as Section 3.01(i) of the Series 2003-3 Indenture Supplement, and then re-number thereafter as Section 3.01(j) existing Section 3.01(i):

(i) (i) to the Backup Servicer, any accrued and unpaid Monthly Backup Servicing Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed after application of Section 4.02(e) of the Indenture, Section 3.05(e), and to the extent not reimbursued pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursued pursuant to any other Indenture Supplements;

31.           Add the following as Section 3.05(e) of the Series 2003-3 Indenture Supplement, and then re-number thereafter as Section 3.05(f) existing Section 3.05(e):

(e) (i) to the Backup Servicer, any accrued and unpaid Monthly Backup Servicer Fees, Backup Servicer Fees and Expenses and indemnity payments, in each case to the extent unreimbursed after application of Section 4.02(e) of the Indenture, Section 3.01(i), and to the extent not reimbursued pursuant to any other Indenture Supplements and (ii) to the Successor Servicer, any accrued and unpaid reimbursable expenses and indemnity payments that are payable to it, to the extent not reimbursued pursuant to any other Indenture Supplements;

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32.           Amend the definition of “Default Ratio Receivable” as set forth in the Series 2003-3 Indenture Supplement by deleting “the Servicer” from clause (iii)(y) thereof and inserting in its place “CNHCA as the Servicer”.

33.           Amend Section 3.20(a)(iv) of the Series 2003-3 Indenture Supplement by deleting the first sentence thereof and inserting the following sentence in its place:

The obligation of a VFN Noteholder to purchase any related VFN Increase Amount is subject to satisfaction of the condition that, on any Adjustment Date on which an increase in the VFN Principal Balance is occurring, the Adjustment Conditions are satisfied with respect thereto and the Program Agent shall have received a certificate of a Responsible Officer of each of the Transferor and, if CNHCA is the Servicer, the Servicer, as to the fact that the Adjustment Conditions are satisfied with respect thereto.

34.           Amend Section 4.01(16) of the Series 2003-3 Indenture Supplement to read as follows:

CNH Global N.V. shall cease to own directly or indirectly all of the issued and outstanding shares of stock of the Originators, the Transferor, and if CNHCA is the Servicer, the Servicer;

Amend the Indenture as follows:

35.           Amend Section 1.01 of the Indenture by adding the following defined term in its correct alphabetical position thereto:

“CNHCA” means CNH Capital America LLC (formerly known as Case Credit Corporation), a Delaware limited liability company.

36.           Amend the definition of “Administrator” by adding the following sentence after the first sentence thereof:

In no event shall the Backup Servicer in its capacity as Successor Servicer be required to act as Administrator.

37.           Amend the definition of “Backup Servicer Account Required Amount” to read as follows:

“Backup Servicer Account Required Amount” means, initially, the Backup Servicer Account Initial Deposit, provided, that the Backup Servicer Account Required Amount may be reduced by the Servicer with the consent of (i) Moody’s as evidenced by written affirmation that such reduction will not result in a downgrade or withdrawal by Moody’s of its then current rating of any Class or Series of Notes and (ii) the Backup Servicer, whose consent shall not be unreasonably delayed or withheld.

38.           Amend Section 4.02(c) to read as follows:

(c)           With respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to paragraph (a) or (b) above, if CNHCA is the Servicer (i) the Servicer shall only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without

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duplication, distributed on the related Payment Date to Noteholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Indenture Supplement or Enhancement Agreement and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall be permitted to withdraw the excess from the Collection Account.

39.           Amend Section 4.02(d) to insert “or, if CNHCA is no longer the Servicer, the Transferor,” after “Servicer” in the first sentence thereof.

40.           Amend the final sentence of Section 4.02(e) to read as follows:

To the extent that any Backup Servicer Account Shortfall Amount exists on any Payment Date, the Servicer (so long as the Servicer is CNHCA) agrees, within thirty days of demand thereof, to pay any such Backup Servicer Account Shortfall Amount to the Person entitled thereto.

41.           Add the following as Section 4.02(f):

On any Payment Date, the Backup Servicer as Successor Servicer may direct the Indenture Trustee to withdraw from the Collection Account and pay to the Backup Servicer as Successor Servicer amounts necessary to reimburse it for any out-of-pocket expenses incurred in connection with a liquidation of receivables solely to the extent such expenses were not netted out of liquidation proceeds with respect of such liquidated receivables and solely to the extent that any expenses do not exceed the aggregate proceeds recovered in respect of liquidated receivables during the related Collection Period; such payments to be made prior to any distributions under the Indenture Supplements.

42.           Amend Section 5.05 by inserting “, if CNHCA is the Servicer,” after “or” in the last sentence of such section.

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